                                                                               .
                                                                               .
                                                                               .

THE JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.)
A STOCK COMPANY                                           (JOHN HANCOCK(R) LOGO)

OVERNIGHT MAILING ADDRESS:      ANNUITY SERVICE OFFICE:          HOME OFFICE
--------------------------      -----------------------          -----------
   [601 Congress Street             [P.O. Box 55230         Bloomfield Hills, MI
  Boston, MA 02110-2805]        Boston, MA 02205-5230]
                                   [1-800-344-1029]

                  THIS IS A LEGAL CONTRACT - READ IT CAREFULLY.

   WE AGREE to pay the benefits of this Contract in accordance with its terms.

            THIS CONTRACT is issued in consideration of the Payments.

John Hancock Life Insurance Company (U.S.A.) will pay an annuity benefit beginning on the Annuity Commencement Date to the Annuitant, if living, unless otherwise directed by the Owner, in accordance with the Annuity Payments provision of this Contract. If the Owner (Annuitant if Owner is not an individual) dies while this Contract is in effect prior to the Annuity Commencement Date, we will pay a Death Benefit to the Beneficiary upon receipt of all required claim forms and proof of death of the Owner at the Annuity Service Office.

                            [TEN] DAY RIGHT TO REVIEW

YOU MAY CANCEL THE CONTRACT BY RETURNING IT TO OUR ANNUITY SERVICE OFFICE OR REGISTERED REPRESENTATIVE WHO SOLD IT TO YOU AT ANY TIME WITHIN [10] DAYS AFTER RECEIPT OF THE CONTRACT. WITHIN 7 DAYS OF RECEIPT OF THE CONTRACT BY US, WE WILL [PAY THE CONTRACT VALUE COMPUTED AT THE END OF THE VALUATION PERIOD DURING WHICH THE CONTRACT IS RECEIVED BY US PLUS THE SUM OF ALL FEES AND CHARGES DEDUCTED FROM THE GROSS PAYMENTS] TO THE OWNER.

WHEN THE CONTRACT IS ISSUED AS AN INDIVIDUAL RETIREMENT ANNUITY, DURING THE FIRST 7 DAYS OF THIS [10] DAY PERIOD, WE WILL RETURN THE GREATER OF (I) CONTRACT VALUE COMPUTED AT THE END OF THE VALUATION PERIOD DURING WHICH THE CONTRACT IS RECEIVED BY US PLUS THE SUM OF ALL FEES AND CHARGES DEDUCTED FROM THE GROSS PAYMENTS OR (II) SUM OF ALL PAYMENTS.

     SIGNED FOR THE COMPANY at Boston, Massachusetts, on the Contract Date.

               DETAILS OF VARIABLE ACCOUNT PROVISIONS ON PAGE 6.1


/s/ John D. DesPrez III                 /s/ Emanuel Alves
President                               Secretary

                   Flexible Payment Deferred Variable Annuity
                                Non-Participating

ANNUITY PAYMENTS AND OTHER VALUES PROVIDED BY THIS CONTRACT WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT ARE VARIABLE AND NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

VENTURE-VA.AW.07

                                                                          SAMPLE

INTRODUCTION

This is a flexible payment deferred variable annuity contract. This Contract provides that, prior to the Annuity Commencement Date, the Contract Value will accumulate on a variable basis. Subject to the provisions of the Contract, you may take withdrawal and transfer amounts among the Investment Options. After the Annuity Commencement Date, Annuity Payments may be either fixed or variable, or a combination of fixed and variable.

The Contract Value will vary with the investment performance of your Investment Account.

If you select Annuity Payments on a variable basis, the payment amount will vary with the investment performance of the Variable Account.

You must allocate Payments among one or more Investment Options. The Investment Options are identified on the Specifications Page.

TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
SPECIFICATIONS PAGES ....................................................    S.1
PART 1 - DEFINITIONS ....................................................    1.1
PART 2 - GENERAL PROVISIONS .............................................    2.1
PART 3 - OWNER, BENEFICIARY .............................................    3.1
PART 4 - PAYMENTS .......................................................    4.1
PART 5 - FEES AND DEDUCTIONS ............................................    5.1
PART 6 - VARIABLE ACCOUNT PROVISIONS ....................................    6.1
PART 7 - TRANSFERS ......................................................    7.1
PART 8 - WITHDRAWAL PROVISIONS ..........................................    8.1
PART 9 - LOAN PROVISIONS ................................................    9.1
PART 10 - DEATH BENEFITS ................................................   10.1
PART 11 - ANNUITY PAYMENTS ..............................................   11.1
PART 12 - ANNUITY OPTIONS ...............................................   12.1

SP.VENVA.AW.07


                                       S.1

                               SPECIFICATIONS PAGE

TYPE OF CONTRACT:       [QUALIFIED]   CONTRACT DATE:      [10/25/2007]
INITIAL PAYMENT:        [$5,000.00]   CONTRACT NUMBER:     [000000005]
                                      GOVERNING LAW:              [GA]
OWNER:              [JOHN X. SMITH]   OWNER'S AGE                 [45]
[CO-OWNER:]         [_____________]   [CO-OWNER'S AGE:]           [__]
ANNUITANT:          [JOHN X. SMITH]   [CO-ANNUITANT:]

PLAN Venture Opportunity Series A

                                FEES AND CHARGES

CONTRACT ASSET FEE               0.80%

ANNUAL CONTRACT FEE              $30.00(1)

                                 (1)  Prior to the Annuity Commencement Date,
                                      when the Annual Administration Fee is to be assessed, if the sum of all your Investment Accounts equals or exceeds
                                      $50,000, the Annual Administration Fee
                                      will be waived.

SALES & WITHDRAWAL CHARGES       The Sales Charge Percentage and/or Withdrawal
                                 Charge Percentage applicable to a Payment are
                                 based on Cumulative Value at the time the
                                 Payment is received.

                                 The Withdrawal Charge is applied to any Payment liquidated in the first 6 months after it is received.

                                                                      Withdrawal
                                 Cumulative Value      Sales Charge     Charge
                                 ----------------      ------------   ----------
                                 Under $50,000             5.50%         0.00%
                                 $50,000 - $99,999         4.50%         0.00%
                                 $100,000 - $249,999       3.50%         0.00%
                                 $250,000 - $499,999       2.50%         0.00%
                                 $500,000 - $999,999       2.00%         0.00%
                                 $1,000,000 and over       0.50%         0.50%

                                 Cumulative Value means the total of the
                                 following amounts as of the date we receive the
                                 Payment:

                                     (a)  the current Payment;

                                     (b)  the existing Contract Value of this
                                          Contract.


                                      S.2

RIDER FEES                              RIDER FEE PERCENTAGE   RIDER DATE
----------                              --------------------   ----------
Guaranteed Minimum Withdrawal Benefit
Marketing Name

Enhanced Death Benefit Marketing Name           0.20%

                          LIMITS - PAYMENTS & TRANSFERS

PAYMENT LIMITS                   The initial Payment is shown above. Additional
                                 Payments may be made at any time. However, each
                                 additional Payment must be at least $30. If a
                                 Payment would cause the Contract Value to
                                 exceed $1,000,000, or the Contract Value
                                 already exceeds $1,000,000, no additional
                                 Payments will be accepted without our prior
                                 approval.

TRANSFER CHARGES AND             We reserve the right to impose a transaction
LIMITATIONS - BEFORE MATURITY    charge for transfers. In the event a charge is
DATE                             imposed, it will not exceed the lesser of
                                 $25.00 or 2% of the amount of each transfer.

                                 We reserve the right to limit the amount of the transfer and the maximum number of transfers that can be made.

                                 You must transfer at least $300 or, if less, the entire amount in the Investment Account each time you make a transfer. If, after the transfer, the amount remaining in the Investment Account from which the transfer is made is less than $100, then we will transfer the entire amount instead of the requested amount.

                                 Should we limit the maximum number of transfers that can be made per Contract Year, that limit will be no less than one per month or six at any time within a Contract Year.

TRANSFER CHARGES AND             We reserve the right to limit the maximum
LIMITATIONS - ON OR AFTER        number of transfers you may make per Contract
MATURITY DATE                    Year after variable annuity payments have
                                 begun.

                                 If we limit the maximum number of transfers that can be made after variable annuity payments have begun, the maximum number of transfers you may make per Contract Year shall be no less than 4.

LIMITATIONS ON AMOUNT OF         Any withdrawal from an Investment Account must
PARTIAL WITHDRAWALS              be at least $300 or the entire balance of the
                                 Investment Account, if less. If after the
                                 withdrawal, the amount remaining in that
                                 Investment Account is less than $100, then we
                                 will consider the withdrawal request to be a
                                 request for withdrawal of the entire amount
                                 held in the Investment Account. If a partial
                                 withdrawal would reduce the Contract Value to
                                 less than $300, or if the amount requested is
                                 greater than or equal to the amount available
                                 as a total withdrawal, then we will treat the
                                 partial withdrawal request as a total
                                 withdrawal of the Contract Value.


                                      S.3

                                ANNUITY BENEFITS

MATURITY DATE:

ANNUITY COMMENCEMENT DATE

ANNUITY OPTION:                  Life 10-Year Certain

ANNUITY PAYMENTS - GENERAL       The rates for Annuity Payments determined are
INFORMATION                      based on:

                                 -    Mortality Table: Annuity 2000 Table
                                      projected at Scale G

                                 - Fixed Annuity Payment Interest Rate: 3.00% interest per year

                                 -    Variable Annuity Payment Assumed Interest
                                      Rate: 3.00%

                                 The amount of each Annuity Payment will depend upon the sex and age of the Annuitant, the Co-Annuitant, if any, or other payee.

                                 For variable annuity payments, the smallest annual rate of investment return which is required to be earned on the assets of the Separate Account so that the dollar amount of such payments will not decrease is 4.40%.

                             BENEFICIARY INFORMATION

Mary Smith


                                      S.4

                        INITIAL ALLOCATION OF NET PAYMENT
                 (SEE FOLLOWING PAGE FOR ALL AVAILABLE OPTIONS)

                                          INITIAL      INITIAL GUARANTEE
DCA ACCOUNT OPTIONS:                   INTEREST RATE     PERIOD EXPIRES
--------------------                   -------------   -----------------
VARIABLE INVESTMENT OPTIONS:

TOTAL                          100.00%

THIS PLAN IS INTENDED TO QUALIFY UNDER THE INTERNAL REVENUE CODE FOR TAX-FAVORED STATUS. LANGUAGE CONTAINED IN THIS CONTRACT REFERRING TO FEDERAL TAX STATUS OR RULES IS INFORMATIONAL AND INSTRUCTIONAL AND THIS LANGUAGE IS NOT SUBJECT TO APPROVAL OR DISAPPROVAL BY THE STATE IN WHICH THE CONTRACT IS ISSUED FOR DELIVERY. PLEASE SEEK THE ADVICE OF YOUR OWN TAX ADVISOR REGARDING YOUR INDIVIDUAL TAX TREATMENT.


                                      S.5

                          AVAILABLE INVESTMENT OPTIONS

VARIABLE ACCOUNT: JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.) SEPARATE ACCOUNT
H

VARIABLE INVESTMENT OPTIONS

American Asset Allocation
American Blue Chip Income and Growth
American Bond
American Global Growth
American Global Small Cap
American Growth
American Growth-Income
American High Income
American International
American New World
Fundamental Value
International Core
Mutual Shares
Core Equity
All Cap Value
Mid Cap Value
Small Cap Intrinsic Value
Franklin Templeton Founding Allocation
American Fundamental Holdings/ Series III
Money Market
Global Bond
Total Return
International Small Cap
International Value

Global
Value
Global Asset Allocation
Investment Quality Bond
Mid Cap Intersection
Mid Cap Stock
Small Cap Growth
Small Cap Value

LIFESTYLE PORTFOLIOS:
   Growth
   Balanced
   Moderate
   Conservative

 DCA ACCOUNT OPTIONS
   6 month DCA
   12 month DCA


                                      S.6

PART 1                        DEFINITIONS
------                        -----------
WE AND YOU                    "We", "us" and "our" means the Company. "You" or "your" means the Owner of this Contract.

ACCUMULATION UNIT             A unit of measure that is used to calculate the value of the
                              Variable Account of this Contract before the Annuity
                              Commencement Date.

ANNUITANT                     Any individual person or persons whose life is used to
                              determine the duration of Annuity Payments involving life
                              contingencies. The Annuitant is as designated on the
                              Specifications Page, unless changed.

ANNUITY COMMENCEMENT DATE     The date Annuity Payments begin. It is the date selected by you and specified on the Specifications Page, unless changed.
                              This date may not be later than the Maturity Date.

ANNUITY OPTION                The method selected by you for Annuity Payments made by us.

ANNUITY PAYMENT(S)            Payment(s) by us to you, in accordance with the Annuity Option elected under the terms of this Contract.

ANNUITY SERVICE OFFICE        Any office designated by us for the receipt of Payments and processing of Owner requests.

ANNUITY UNIT                  A unit of measure that is used after the Annuity Commencement
                              Date to calculate Variable Annuity payments.

BENEFICIARY                   The person, persons or entity to whom certain benefits are payable following the death of an Owner, or in certain
                              circumstances, an Annuitant.

COMPANY                       The insurance company named on the first page of this Contract
                              (or any successor insurance company named by endorsement to this Contract) that will pay benefits in accordance with this
                              Contract.

CONTRACT ANNIVERSARY          The annual anniversary of the Contract beginning twelve months from the Contract Date and each year thereafter.

CONTRACT DATE                 The date of issue of this Contract as designated on the
                              Specifications Page.

CONTRACT VALUE                The total of your Investment Account Values and, if
                              applicable, any amount in the Loan Account attributable to your Contract.

CONTRACT YEAR                 The period of time measured twelve consecutive months from the
                              Contract Date or any Contract Anniversary thereafter.

CONTINGENT BENEFICIARY        The person, persons or entity who becomes the Beneficiary if the Beneficiary is not alive.

DEBT                          Any amounts you take as a loan under this Contract plus any accrued and unpaid loan interest on that amount. The loan
                              provision is only available to certain Qualified Contracts.

ENDORSEMENT                   An Endorsement modifies the contract to which it is attached.
                              Endorsements must be signed by an officer of the Company in order to be effective.

FIXED ANNUITY                 An Annuity Option with payments which are predetermined and guaranteed as to dollar amount.

GENERAL ACCOUNT               All the assets of the Company other than assets in separate accounts.

                                                                          SAMPLE


                                       1.1

INTERNAL REVENUE CODE         The Internal Revenue Code of 1986, as amended from time to
(IRC)                         time, and any successor statute of similar purposes.

INVESTMENT ACCOUNT            An account established by us which represents your interest in an Investment Option prior to the Annuity Commencement Date.

INVESTMENT ACCOUNT VALUE      The value of your investment in an Investment Account.

INVESTMENT OPTIONS            The Sub-Account(s) of the Variable Account. The Investment
                              Options available under this Contract are shown on the
                              Specifications Page.

LOAN ACCOUNT                  The portion of the General Account that is used for collateral when a loan is taken.

MATURITY DATE                 The latest date on which annuity benefits may commence. It is the date specified on the Specifications Page, unless changed.

NET PAYMENT                   The Payment less the amount of any sales charge and premium tax, if any, deducted from the Payment.

NON-QUALIFIED CONTRACTS       Contracts which are not issued under Qualified Plans.

OWNER                         The person, persons or entity entitled to the ownership rights under this Contract. The Owner is as designated on the
                              Specifications Page, unless changed.

PORTFOLIO                     The investment choices available to the Variable Account.

PAYMENT                       An amount paid to us by you as consideration for the benefits provided by this Contract.

QUALIFIED CONTRACTS           Contracts issued under Qualified Plans.

QUALIFIED PLANS               Retirement plans which receive favorable tax treatment under sections 401, 403, 408 or 457, of the Internal Revenue Code of
                              1986, as amended.

RIDER                         A rider provides an optional benefit, which may result in an additional charge to the Contract. A rider supplements the contract to which it is attached. Riders must be signed by an officer of the Company in order to be effective.

SEPARATE ACCOUNT              A segregated account of the Company that is not commingled with our general assets and obligations.

SUB-ACCOUNT(S)                One or more of the Sub-Accounts of the Variable Account. Each
                              Sub-Account is invested in shares of a different Portfolio.

SURRENDER VALUE               The Contract Value on any Valuation Date, less, if applicable, any contract fees, any rider charges, any deduction for
                              premium taxes or similar taxes, any Debt and any Withdrawal
                              Charge.

VALUATION DATE                Any date on which the New York Stock Exchange is open for
                              business and the net asset value of a Portfolio is determined.

VALUATION PERIOD              Any period from one Valuation Date to the next, measured from the time on each such date that the net asset value of each
                              Portfolio is determined.

VARIABLE ACCOUNT              The Company's Separate Account as shown in the Specifications
                              Page.

VARIABLE ANNUITY              An Annuity Option with payments which: (1) are not
                              predetermined or guaranteed as to dollar amount; and (2) vary in relation to the investment experience of one or more
                              specified variable Sub-Accounts.

WITHDRAWAL AMOUNT             The amount deducted from the Contract Value when you request a withdrawal. This amount is the total of the amount paid to you plus the following, if applicable: any contract fees, any
                              rider charges, any deduction for premium taxes or similar
                              taxes, any income taxes resulting from the withdrawal and
                              withheld by us, any Debt and any Withdrawal Charges. The
                              Withdrawal Amount may not exceed the Contract Value.


                                       1.2

PART 2                        GENERAL PROVISIONS
------                        ------------------
ENTIRE CONTRACT               The entire Contract consists of this Contract, Endorsements and Riders, if any, and the application, if one is attached to this Contract.

                              The benefits and values available under this Contract are
                              not less than the minimum required by any statute of the
                              state in which this Contract is delivered. We have filed a detailed statement of the method used to calculate the
                              benefits and values with the Department of Insurance in the state in which this Contract is delivered, if required by
                              law.

MODIFICATION                  Only the President, a Vice President, or the Secretary of
                              the Company has authority to agree on our behalf to any
                              alteration of the Contract or to any waiver of our rights or requirements. The change or waiver must be in writing. We
                              will not change or modify this Contract without your consent except as may be required to make it conform to any
                              applicable law or regulation or any ruling issued by a
                              government agency; or unless we have reserved the right to change the terms herein.

CHANGE IN ANNUITY             Prior to the Annuity Commencement Date, an Owner may request
COMMENCEMENT DATE             in writing a change of the Annuity Commencement Date. Any
                              extension of the Annuity Commencement Date beyond the
                              Maturity Date will be subject to our prior approval and any applicable law or regulation then in effect.

ASSIGNMENT                    You may assign this Contract, except as otherwise provided, at any time prior to the Annuity Commencement Date. No
                              assignment will be binding on us unless it is written in a form acceptable to us and received at our Annuity Service
                              Office. We will not be liable for any payments made or
                              actions we take before the assignment is accepted by us. An absolute assignment will revoke the interest of any
                              revocable Beneficiary. We will not be responsible for the
                              validity of any assignment.

                              If this Contract is issued in a Qualified Plan, this
                              Contract is subject to assignment restrictions for Federal
                              Income Tax purposes. In such event, this Contract shall not be sold, assigned, discounted, or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose, to any person other than us.

CLAIMS OF CREDITORS           All benefits and payments under this Contract shall be
                              exempt from the claims of creditors to the extent permitted by law.

MISSTATEMENT AND PROOF OF     We may require proof of age, sex or survival of any person
AGE, SEX OR SURVIVAL          upon whose age, sex or survival any Annuity Payments or
                              other benefits provided by this Contract or any Rider
                              attached thereto depend. If the age or sex of the Annuitant has been misstated, the benefits will be those which would have been provided for the correct age and sex. If we have made incorrect benefit payments, we will immediately pay the amount of any underpayment. We will deduct the amount of any overpayment from future benefit payments.

ADDITION, DELETION OR         We reserve the right, subject to compliance with applicable
SUBSTITUTION OF INVESTMENT    law, to make additions to, deletions from, or substitutions
OPTIONS                       for the Portfolio shares that are held by the Variable
                              Account or that the Variable Account may purchase. We
                              reserve the right to eliminate the shares of any of the
                              eligible Portfolios and to substitute shares of another
                              Portfolio. We will not substitute any shares attributable to your interest in a Sub-Account without notice to you and
                              prior approval of the Securities and Exchange Commission to the extent required by the Investment Company Act of 1940.
                              Nothing contained herein shall prevent the Variable Account from purchasing other securities for other series or classes of contracts, or from effecting a conversion between shares of another open-end investment company.


                                       2.1

                              We reserve the right, subject to compliance with applicable law, to establish additional Sub-Accounts which would invest in shares of a new Portfolio. We also reserve the right to eliminate existing Sub-Accounts, to combine Sub-Accounts or to transfer assets in a Sub-Account to another Separate
                              Account established by us or an affiliated company. In the event of any such substitution or change, we may, by
                              appropriate endorsement, make such changes in this and other
                              Contracts as may be necessary or appropriate to reflect such substitutions or change. If deemed by us to be in the best interests of persons having voting rights under the
                              Contracts, the Variable Account may be operated as a
                              management company under the Investment Company Act of 1940 or it may be de-registered under such Act in the event such registration is no longer required.

NON-PARTICIPATING             Your Contract is non-participating and will not share in our profits or surplus earnings. We will pay no dividends on
                              your Contract.

REPORTS                       We will send you reports containing information required by the Investment Company Act of 1940 and applicable state law at least annually without charge.

CANCELLATION FOR NONPAYMENT   If, prior to the Annuity Commencement Date, no Payments have
& MINIMUM ACCOUNT VALUE       been made for two consecutive Contract Years, and if both:

                              (a)  the total Payments made, less any partial withdrawals, are less then $2,000; and

                              (b)  the Contract Value at the end of such two year period is less than $2,000;

                              We may cancel this Contract and pay you the Contract Value
                              (measured as of the Valuation Period during which the
                              cancellation occurs), less the Debt and Annual Contract Fee.

INSULATION                    The portion of the assets of the Variable Account equal to the reserves and other contract liabilities with respect to such account are not chargeable with liabilities arising out of any other business we may conduct. Moreover, the income, gains and losses, realized or unrealized, from assets
                              allocated to the Variable Account shall be credited to or
                              charged against such account without regard to our other
                              income, gains or losses.

CURRENCY AND PLACE OF         All payments made to or by us shall be made in the lawful
PAYMENTS                      currency of the United States of America at the Annuity
                              Service Office or elsewhere if we consent.

NOTICES AND ELECTIONS         To be effective, all notices and elections you make under
                              this Contract must be in writing, signed by you and received by us at the Annuity Service Office. Unless otherwise
                              provided in this Contract, all notices, requests and
                              elections will be effective when received by us at our
                              Annuity Service Office, complete with all necessary
                              information and your signature.

GOVERNING LAW                 This Contract will be governed by the laws of the
                              jurisdiction indicated on the Specifications Page.

SECTION 72(S)                 The provisions of this Contract shall be interpreted so as to comply with the requirements of Section 72(s) of the
                              Internal Revenue Code.


                                       2.2

PART 3                        OWNER, BENEFICIARY
------                        ------------------
OWNER                         Before the Annuity Commencement Date, the Owner of this
                              Contract shall be the person, persons or entity designated on the Specifications Page or the latest change filed with
                              us. On the Annuity Commencement Date the Annuitant becomes the Owner of this Contract. If amounts become payable to the
                              Beneficiary under this Contract, the Beneficiary becomes the
                              Owner of this Contract.

BENEFICIARY                   The Beneficiary is as designated on the Specifications Page, unless changed. However, if there is a surviving Owner, that person will be treated as the Beneficiary. If no such
                              Beneficiary is living, the Beneficiary is the Contingent
                              Beneficiary. If no Beneficiary or Contingent Beneficiary is
                              living, the Beneficiary is the estate of the deceased Owner.

CHANGE OF OWNER,              Subject to the rights of an irrevocable Beneficiary, you may
ANNUITANT, BENEFICIARY        change the Owner, Annuitant, or Beneficiary by written
                              request in a form acceptable to us and which is received at our Annuity Service Office. The Annuitant may not be changed after the Annuity Commencement Date. You need not send us
                              the Contract unless we request it. Any change must be
                              approved by us. If approved, any change of Beneficiary will take effect on the date the request is signed. If approved, any change of Owner or Annuitant will take effect on the
                              date we received the request at the Annuity Service Office.
                              We will not be liable for any payments or actions we take
                              before the change is approved.

                              The substitution or addition of any Owner may result in the resetting of the Death Benefit to an amount equal to the
                              Contract Value as of the date of such change. For purposes of subsequent calculations of the Death Benefit, described in Part 10, Death Benefits, Death Benefit Before Maturity
                              Date, we will treat the Contract Value on the date of the
                              change as a Payment made on that date. In addition, all
                              anniversary values, all Payments made and all amounts
                              deducted in connection with partial withdrawals prior to the date of the change of Owner will not be considered in the
                              determination of the Death Benefit. This paragraph will not apply if (a) the individual whose death will cause the Death
                              Benefit to be paid is the same after the change of Owner, or
                              (b) if Ownership is transferred to the Owner's spouse.

                              If any Annuitant is changed and any Owner is not an
                              individual, the entire interest in the Contract must be
                              distributed to the Owner within five years of the change.


                                       3.1

PART 4                        PAYMENTS
------                        --------
GENERAL                       The Contract is not effective until Payment is received by us at our Annuity Service Office or such other place
                              designated by us. All Payments under this Contract are
                              payable at our Annuity Service Office or such other place as we may designate. Payment Limits are identified on the
                              Specifications Page.

ALLOCATION OF NET PAYMENTS    When we receive Payments, the Net Payments will be allocated among Investment Options in accordance with the allocation percentages shown on the Specifications Page. You may change the allocation of subsequent Net Payments at any time,
                              without charge, by giving us written notice in a form
                              acceptable to us.
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
PART 5                        FEES AND DEDUCTIONS
------                        -------------------
CONTRACT ASSET FEE            To compensate us for assuming mortality and expense risks, and certain administration expenses, we deduct from each
                              variable Investment Option a fee each Valuation Period at an annual rate set forth on the Specifications Page. A portion of this Contract Asset Fee may also be used to reimburse us for distribution expenses. This fee is reflected in the Net
                              Investment Factor used to determine the value of
                              Accumulation Units and Annuity Units of the Contract.

ANNUAL CONTRACT FEE           To compensate us for assuming certain administrative
                              expenses, we charge an Annual Contract Fee as set forth on the Specifications Page. Prior to the Annuity Commencement
                              Date, the Annual Contract Fee is deducted on each Contract
                              Anniversary. We withdraw the Annual Contract Fee from each
                              Investment Option in the same proportion that the value of the Investment Accounts of each Investment Option bears to the Contract Value. If the Contract Value is totally
                              withdrawn on any date other than the Contract Anniversary, we will deduct the total amount of the Annual Contract Fee from the amount paid. After the Annuity Commencement Date, we deduct the Annual Contract Fee on a pro rata basis from each Annuity Payment.

SALES CHARGE                  To compensate us for assuming certain distribution expenses, we deduct a Sales Charge from each Payment. The Sales Charge is the applicable Sales Charge Percentage set forth on the
                              Specifications Page multiplied by the Payment. The Net
                              Payment will be applied to your Investment Account as
                              described in the Allocation of Net Payments provision in the
                              Payments section. We may reduce the Sales Charge applied, or include additional accounts in the Cumulative Value total, on a non-discriminatory basis, for those Contracts where we expect reduced distribution expenses as a result of the
                              additional accounts.

TAXES                         We reserve the right to charge certain taxes against your
                              Payments (either at the time of payment or liquidation),
                              Contract Value, payment of Death Benefit, or Annuity
                              Payments, as appropriate. Such taxes may include premium
                              taxes or other taxes levied by any government entity which we, in our sole discretion, determine have resulted from the establishment or maintenance of the Variable Account, or
                              from the receipt by us of Payments, or from the issuance of this Contract, or from the commencement or continuance of
                              Annuity Payments under this Contract.
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
PART 6                        VARIABLE ACCOUNT PROVISIONS
------                        ---------------------------
INVESTMENT ACCOUNT            We will establish a separate Investment Account for you for each variable Investment Option to which you allocate
                              amounts. The Investment Account represents the number of
                              your Accumulation Units in an Investment Option.

INVESTMENT ACCOUNT VALUE      The Investment Account Value of an Investment Account is
                              determined by (a) times (b) where:

                              (a)  equals the number of Accumulation Units credited to the
                                   Investment Account; and,

                              (b)  equals the value of the appropriate Accumulation Unit.

ACCUMULATION UNITS            We will credit Net Payments to your Investment Accounts in the form of Accumulation Units. The number of Accumulation
                              Units we will credit to each Investment Account of the
                              Contract will be determined by dividing the Net Payment
                              allocated to that Investment Account by the Accumulation
                              Unit value for that Investment Account.

                              Accumulation Units will be adjusted for any transfers and
                              will be canceled on payment of a death benefit, withdrawal, maturity or assessment of certain charges based on their
                              value for the Valuation Period in which such transaction
                              occurs.

VALUE OF ACCUMULATION UNIT    We will determine the Accumulation Unit value for a
                              particular Investment Account for any Valuation Period by
                              multiplying the Accumulation Unit value for the immediately preceding Valuation Period by the net investment factor for the Valuation Period for which the value is being
                              determined. The value of an Accumulation Unit may increase, decrease or remain the same from one Valuation Period to the next.

NET INVESTMENT FACTOR         The net investment factor is an index that measures the
                              investment performance of a Sub-Account from one Valuation
                              Period to the next. The net investment factor for any
                              Valuation Period is determined by dividing (a) by (b) and
                              subtracting (c) from the result where:

                              (a)  is the net result of:

                                   1)   the net asset value per share of a Portfolio share
                                        held in the Sub-Account determined as of the end of
                                        the current Valuation Period, plus:

                                   2)   the per share amount of any dividend or capital gain
                                        distributions made by the Portfolio on shares held
                                        in the Sub-Account if the ex-dividend date occurs
                                        during the current Valuation Period, and

                              (b)  is the net asset value per share of a Portfolio share held in the Sub-Account determined as of the end of the
                                   immediately preceding Valuation Period, and

                              (c)  is the Contract Asset Fee shown on the Specifications
                                   Page.

                              The net investment factor may be greater or less than, or
                              equal to, one.
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
PART 7                        TRANSFERS
------                        ---------
TRANSFERS BEFORE MATURITY     Before the Maturity Date or the Annuity Commencement Date,
DATE                          if earlier, you may transfer amounts among Investment
                              Accounts of the Contract. Amounts will be canceled from the
                              Investment Accounts from which amounts are transferred and credited to the Investment Account to which amounts are
                              transferred. We will effect such transfers so that the
                              Contract Value on the date of transfer will not be affected by the transfer.

TRANSFERS ON OR AFTER         Once variable Annuity Payments have begun, you may transfer
MATURITY DATE                 all or part of the investment upon which your variable
                              Annuity Payments are based from one Sub-Account to another.
                              To do this, we will convert the number of variable Annuity
                              Units you hold in the Sub-Account from which you are
                              transferring to a number of variable Annuity Units of the
                              Sub-Account to which you are transferring so that the next
                              Annuity Payment, if it were made at that time, would be the same amount that it would have been without the transfer.
                              After the transfer, the variable Annuity Payments will
                              reflect changes in the values of your new variable Annuity
                              Units. You must give us notice at least 30 days before the due date of the first variable Annuity Payment to which the transfer will apply. Transfer charges and limitations are
                              identified on the Specifications Page.

                              After the Annuity Commencement Date, transfers will not be allowed from a fixed to a variable Annuity Option, or from a variable to a fixed Annuity Option.

DEFERRAL, MODIFICATION OR     We reserve the right to defer, modify or terminate the
TERMINATION OF TRANSFER       transfer privilege at any time that we are unable to
PRIVILEGE                     purchase or redeem shares of the Portfolios or when a
                              portfolio requires us to impose restrictions due to
                              violation of its short term trading policy. Transfer charges and limitations are identified on the Specifications Page
                              and in the Suspension of Payments provision in the
                              Withdrawals Provisions section.
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
PART 8                        WITHDRAWAL PROVISIONS
------                        ---------------------
PAYMENTS OF WITHDRAWALS       You may withdraw part or all of the Surrender Value, at any time before the earlier of the death of an Owner, the
                              Annuity Commencement Date or the Maturity Date, by sending us a written request. We will pay all withdrawals within
                              seven days of receipt at the Annuity Service Office subject to postponement in certain circumstances, as specified below.

SUSPENSION OF PAYMENTS        We may defer the right of withdrawal from, or postpone the date of payments from, the variable Investment Accounts for any period when: (1) the New York Stock Exchange is closed
                              (other than customary weekend and holiday closings); (2)
                              trading on the New York Stock Exchange is restricted; (3) an emergency exists as a result of which disposal of securities held in the Variable Account is not reasonably practicable or it is not reasonably practicable to determine the value of the Variable Account's net assets; or (4) the Securities and Exchange Commission, by order, so permits for the
                              protection of security holders; provided that applicable
                              rules and regulations of the Securities and Exchange
                              Commission shall govern as to whether the conditions
                              described in (2) and (3) exist.

TOTAL WITHDRAWAL              Upon receipt of your request to withdraw the entire Contract
                              Value, we will terminate the Contract and pay you the
                              Surrender Value.

PARTIAL WITHDRAWAL            If you request to withdraw an amount less than the Surrender
                              Value, we will pay you the amount requested and deduct the
                              Withdrawal Amount from the Contract Value. Unless you
                              specify the amount to be withdrawn from each Investment
                              Option, the Withdrawal Amount will be withdrawn from each
                              Investment Option on a pro rata basis.

                              Partial withdrawals will reduce the Death Benefit, as
                              described in the Death Benefit section.

WITHDRAWAL CHARGE             If a withdrawal is made from the Contract we may assess a
                              Withdrawal Charge (contingent deferred sales charge) against
                              Payments. The amount of the Withdrawal Charge and when it is assessed is discussed below:

                                   (a)  Each time you make a partial withdrawal, we will
                                        liquidate Payments in an amount equal to the lesser
                                        of the Withdrawal Amount or the total of all
                                        unliquidated Payments. A Total Withdrawal will
                                        liquidate all unliquidated Purchase Payments.
                                        Payments will be liquidated on a first-in-first-out
                                        basis. We will liquidate Payments in the order such
                                        Payments were made: the oldest unliquidated Payment
                                        first, the next Payment second, etc. until all
                                        Payments have been liquidated.

                                   (b)  Any Payments liquidated may be subject to a
                                        Withdrawal Charge based on the length of time the
                                        Payment has been in the Contract. The Withdrawal
                                        Charge is determined by multiplying the amount of
                                        the Payment being liquidated by the applicable
                                        Withdrawal Charge percentage obtained from the table
                                        shown on the Specifications Page.

                                        The total Withdrawal Charge will be the sum of the
                                        Withdrawal Charges for the Payments being
                                        liquidated.

                                   (c)  A Withdrawal Charge is not applied if the withdrawal
                                        is

                                        (i)  payment of the Death Benefit; or

                                        (ii) due to the application of the Contract Value to
                                             an Annuity Option; or

                                        (iii) taken at the Maturity Date of the Contract; or

                                        (iv) a distribution required to satisfy Federal
                                             Income Tax minimum distribution requirements
                                             that apply to this annuity; or
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
                                        (v)  a withdrawal guaranteed under any rider
                                             attached to the Contract.

FREQUENCY AND AMOUNT OF       You may make as many partial withdrawals as you wish.
PARTIAL WITHDRAWALS           Limitations on the amount of partial withdrawals are set
                              forth on the Specifications Page.
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
PART 9                        LOAN PROVISIONS (CERTAIN QUALIFIED CONTRACTS ONLY)
------                        --------------------------------------------------
GENERAL                       This loan provision applies only to certain Qualified
                              Contracts. All provisions and terms of a loan are included in the Qualified Plan Endorsement, if attached.
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
PART 10                       DEATH BENEFITS
-------                       --------------
DEATH BENEFIT BEFORE          Prior to the Maturity Date or Annuity Commencement Date, if
MATURITY DATE                 earlier, we will determine the Death Benefit as of the date on which written notice and proof of death and all required claim forms are received at the Company's Annuity Service
                              Office as follows:

                              The Death Benefit will be determined as the greater of the
                              Contract Value or the sum of all Payments made, less any
                              amount deducted in connection with partial withdrawals.

                              For purposes of calculating the Death Benefit, the amount
                              deducted in connection with partial withdrawals will be
                              equal to (i) times (ii), where (i) is equal to the Death
                              Benefit prior to the withdrawal, and (ii) is equal to the
                              amount of the partial withdrawal divided by the Contract
                              Value prior to the partial withdrawal

                              If there is any Debt, the Death Benefit equals the amount
                              described above less the Debt under the Contract.

                              We will permit the Owner to limit the Death Benefit
                              option(s) to be offered any named Beneficiary, if the Owner provides written notice to the Company prior to death and
                              the desired option(s) is one provided for in this Contract.

                              DEATH OF ANNUITANT: On the death of the last surviving
                              Annuitant, the Owner becomes the new Annuitant, if the Owner is an individual. If any Owner is not an individual the
                              death of any Annuitant is treated as the death of an Owner and the Death Benefit will be determined by substituting the
                              Annuitant for the Owner as described below.

                              DEATH OF OWNER: We will pay the Death Benefit to the
                              Beneficiary if any Owner dies prior to the Maturity Date or
                              Annuity Commencement Date, if earlier. The Death Benefit may be taken in one sum immediately, in which case the Contract will terminate. If the Death Benefit is not taken in one sum immediately, the Contract will continue subject to the
                              following provisions:

                              (a)  The Beneficiary becomes the Owner.

                              (b)  The excess, if any, of the Death Benefit over the
                                   Contract Value will be allocated to and among the
                                   Investment Accounts in proportion to their values as of
                                   the date on which the Death Benefit is determined.

                              (c)  No additional Payments may be applied to the Contract.

                              (d)  If the Beneficiary is not the deceased Owner's spouse, the entire interest in the Contract must be distributed
                                   under one of the following options:

                                   (i)  The entire interest in the Contract must be
                                        distributed over the life of the Beneficiary, or
                                        over a period not extending beyond the life
                                        expectancy of the Beneficiary, with distributions
                                        beginning within one year of the Owner's death; or
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
                                   (ii) the entire interest in the Contract must be
                                        distributed within 5 years of the Owner's Death, or

                                   (iii) as Annuity Payments under one of the options
                                        described in the Annuity Options section.

                                   If the Beneficiary dies before the distributions required
                                   by (i) or (ii) are complete, the entire remaining
                                   Contract Value must be distributed in a lump sum
                                   immediately.

                              (e)  If the Beneficiary is the deceased Owner's spouse, the
                                   Contract will continue with the surviving spouse as the
                                   new Owner. The surviving spouse may name a new
                                   Beneficiary (and, if no Beneficiary is so named, the
                                   surviving spouse's estate will be the Beneficiary).

                                   The spouse may also elect distributions under one of the
                                   following options:

                                   (i)  the entire interest in the Contract may be
                                        distributed over the life of the Beneficiary, or
                                        over a period not extending beyond the life
                                        expectancy of the Beneficiary, with distributions
                                        beginning within one year of the Owner's death; or

                                   (ii) as Annuity Payments under one of the options
                                        described in the Annuity Options section.

                              (f)  We will waive Withdrawal Charges on any withdrawals.

                              If there is more than one Beneficiary, the foregoing
                              provisions will independently apply to each Beneficiary, to the extent of that Beneficiary's share.

DEATH BENEFIT ON OR AFTER     If Annuity Payments have been selected based on an Annuity
MATURITY DATE                 Option providing for payments for a guaranteed period, and the Annuitant dies on or after the Annuity Commencement
                              Date, we will make the remaining guaranteed payments to the
                              Beneficiary. Any remaining payments will be made at least as rapidly as under the method of distribution being used as of the date of the Annuitant's death. If no Beneficiary is
                              living, we will commute any unpaid guaranteed payments to a single sum (on the basis of the interest rate used in
                              determining the payments) and pay that single sum to the
                              estate of the last to die of the Annuitant and the
                              Beneficiary.

PROOF OF DEATH                We will require Proof of death upon the death of the
                              Annuitant or the Owner. Proof of death is one of the
                              following received at the Annuity Service Office:

                              (a)  A certified copy of a death certificate.

                              (b)  A certified copy of a decree of a court of competent
                                   jurisdiction as to the finding of death.

                              (c)  Any other proof satisfactory to us.
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
PART 11                       ANNUITY PAYMENTS
-------                       ----------------
GENERAL                       Benefits payable under this Contract may be applied in
                              accordance with one or more of the Annuity Options described below, subject to any restrictions of Internal Revenue Code section 72(s). Once Annuity Payments commence, the Annuity
                              Option may not be changed.

                              We will send you information about Annuity Options before
                              the Annuity Commencement Date. If by the Maturity Date, you
                              do not choose an Annuity Option, make a total Withdrawal of the Surrender Value, or ask us to change the Maturity Date, we will automatically pay you Annuity Payments under the
                              Annuity Option shown in the Specifications Page and the
                              Annuity Commencement Date is considered to be the Maturity
                              Date. You can change the Annuity Option at any time before
                              Annuity Payments commence.

                              You may select a Fixed or Variable Annuity. We will provide variable Annuity Payments unless otherwise elected. Once
                              Annuity Payments commence, the Annuity Option may not be
                              changed.

                              The method used to calculate the amount of the initial and subsequent Annuity Payments is described below.

                              We may pay the Contract Value, less Debt, on the Maturity
                              Date or Annuity Commencement Date, if earlier in one lump
                              sum if the monthly income is less than $20.

VARIABLE ANNUITY PAYMENTS     We will determine the amount of the first Variable Annuity
                              Payment by applying the portion of the Contract Value used to effect a Variable Annuity (minus any applicable premium taxes) to the Annuity Option elected based on the mortality table and assumed interest rate shown on the Specifications
                              Page. We will provide a table of the annuity factors upon
                              request. If the current rates in use by us on the Annuity
                              Commencement Date are more favorable to you, we will use the current rates. The portion of the Contract Value used to
                              effect a Variable Annuity will be measured as of a date not more than 10 business days prior to the Annuity Commencement
                              Date.

                              Subsequent payments will be based on the investment
                              performance of one or more Sub-Accounts as you select. The amount of such payments is determined by the number of
                              Annuity Units credited for each Sub-Account. Such number is determined by dividing the portion of the first payment
                              allocated to that Sub-Account by the Annuity Unit value for that Sub-Account determined as of the same date that the
                              Contract Value used to effect Annuity Payments was
                              determined. We then multiply this number of Annuity Units
                              for each Sub-Account by the appropriate Annuity Unit value for each subsequent determination date, which is a uniformly applied date not more than 10 business days before the
                              payment is due.

MORTALITY AND EXPENSE         We guarantee that the dollar amount of each Variable Annuity
GUARANTEE                     payment will not be affected by changes in mortality and
                              expense experience.

ANNUITY UNIT VALUE            The value of an Annuity Unit for each Sub-Account for any
                              Valuation Period is determined as follows:

                              (a)  The net investment factor for the Sub-Account for the
                                   Valuation Period for which the Annuity Unit value is
                                   being calculated is multiplied by the value of the
                                   Annuity Unit for the preceding Valuation Period; and

                              (b)  The result is adjusted to compensate for the interest rate used to determine the first Variable Annuity
                                   payment.
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
                              The dollar value of Annuity Units may increase, decrease or remain the same from one Valuation Period to the next.

FIXED ANNUITY PAYMENTS        We will determine the amount of each Fixed Annuity payment by applying the portion of the Contract Value used to effect a Fixed Annuity measured as of a date not more than 10
                              business days prior to the Annuity Commencement Date (minus any applicable premium taxes) to the Annuity Option elected based on the mortality table and interest rate shown on the
                              Specifications Page. The Fixed Annuity payment will not be less than that available by applying the Contract Value to purchase a single premium immediate annuity then offered to the same class of annuitants by us or a company affiliated with us.

                              We guarantee the dollar amount of Fixed Annuity payments.
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
PART 12                       ANNUITY OPTIONS
-------                       ---------------
DESCRIPTION OF ANNUITY        Option 1: Life Annuity
OPTIONS

                              a)   Life Non-Refund. We will make Annuity Payments during the
                                   lifetime of the Annuitant. No payments are due after the
                                   death of the Annuitant.

                              b)   Life 10-Year Certain. We will make Annuity Payments for
                                   10 years and after that during the lifetime of the
                                   Annuitant. No payments are due after the death of the
                                   Annuitant or, if later, the end of the 10-year period.

                              Option 2: Joint and Survivor Life Annuity

                              The second Annuitant named shall be referred to as the
                              Co-Annuitant.

                              a)   Joint and Survivor Non-Refund. We will make Annuity
                                   Payments during the joint lifetime of the Annuitant and
                                   Co-Annuitant. Payments will then continue during the
                                   remaining lifetime of the survivor. No payments are due
                                   after the death of the last survivor of the Annuitant and
                                   Co-Annuitant.

                              b)   Joint and Survivor with 10-Year Certain. We will make
                                   Annuity Payments for 10 years and after that during the
                                   joint lifetime of the Annuitant and Co-Annuitant.
                                   Payments will then continue during the remaining lifetime
                                   of the survivor. No payments are due after the death of
                                   the survivor of the Annuitant and Co-Annuitant or, if
                                   later, the end of the 10-year period.

ALTERNATE ANNUITY OPTIONS     Instead of settlement in accordance with the Annuity Options described above, you may choose an alternate form of
                              settlement acceptable to us. Once Annuity Payments commence, the form of settlement may not be changed.


                                      12.1

THE JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.)          (JOHN HANCOCK(R) LOGO)
A STOCK COMPANY